EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 15, 2005 (except for Note 11, as to which the date is March 8, 2005) accompanying the consolidated financial statements included in the Annual Report of Optelecom, Inc on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Optelecom-NKF, Inc. on Form S-8 filed November 30, 2005.

/s/ GRANT THORNTON LLP

Baltimore Maryland
November 30, 2005